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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF SOLUTIONSAMERICA, INC.


Sentinel Software, Inc.
SolutionsAmerica, (Nevis), Inc.
E-Commerce Transaction Services, Ltd.
OneStop.com, Inc.